NYSE American: REIwww.ringenergy.com May 8, 2025 Q1 2025 EARNINGS & UPDATED GUIDANCE

Ring Energy, Inc. Forward –Looking Statements This Presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this Presentation, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, guidance, plans and objectives of management are forward-looking statements. When used in this Presentation, the words “could,” “may,” “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “guidance,” “project,” “goal,” “plan,” “potential,” “probably,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements also include assumptions and projections for second and full year 2025 guidance for sales volumes, oil mix as a percentage of total sales, capital expenditures, operating expenses and the projected impacts thereon, and the number of wells expected to be drilled and completed. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the expected benefits to the Company and its stockholders from the acquisition of oil and gas properties (the “LRR Acquisition”) from Lime Rock Resources IV-A, L.P. and Lime Rock Resources IV-C, L.P. (collectively, “Lime Rock” or “LRR”); the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. All forward-looking statements, expressed or implied, included in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect.  The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. Forward-Looking Statements and Supplemental Non-GAAP Financial Measures 2 Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted Net Income,” “Adjusted EBITDA,” “PV-10,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Leverage Ratio,” “All- in Cash Operating Costs,” and “Cash Operating Margin.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non- GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI-

Ring Energy - Independent Oil & Gas Company

Focused on **Conventional Permian** Assets in **Texas**

Pro Forma "PF" Net Production[1]
~21,500 Boe/d
(66% oil and 84% liquids)

2024 PF SEC Proved Reserves[2,3]
134 MMBoe/PV10 ~$1.5 Billion
Proved Developed ~69%
Lime Rock Acquisition[4] adds ~12 MMBoe/ PV10 ~$160 million
Proved Developed ~79%

PF Permian Acreage
Gross / Net Acres[3]
~98,000 / ~81,000
Lime Rock Acquisition adds ~18K net acres
400+ Locations[5]
Lime Rock Acquisition adds ~40 locations[5]

High Operational Ownership
~96% Operated WI
~79% Oil NRI
~82% Gas NRI

1. Pro Forma net production Q2 '25 guidance
2. SEC Proved Reserves as of 12/31/2024 utilizing SEC prices, YE 2024 SEC Pricing Oil $71.96 per bbl Gas $2.13 per Mcf.
3. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure.
4. LRR acquisition utilizing SEC prices for TTM ended March 31, 2025, Oil $71.00 per bbl Gas $2.44 per Mcf.
5. Includes all acreage and identified new drill locations as of year-end 2024 operated and non-operated across 1P, 2P and 3P reserve categories.



NEW MEXICO
TEXAS
Matador Arch
Northwest Shelf
Yoakum
Permian Basin
Wolfcamp Shelf Margin
Gaines
Andrews
Capitan Reef Trend
Horseshoe Atoll
Central Basin Platform
Ector
Ward
Midland Basin
Delaware Basin
Crane
Ozona Arch
Ring Energy Assets
Northwest Shelf
Central Basin Platform
Includes operated & non-operated

Differentiated approach by applying unconventional technology and thinking to conventional Permian assets

Ring Assets Characteristics:

- ✓ **Shallow Base Decline**
- ✓ **Long Life Wells** (> 35 years)
- ✓ **Highly Oil Weighted**
- ✓ **High Operating Margin**
- ✓ **High Netbacks** (NRI > 79%)
- ✓ **Low D&C Cost Inventory**
- ✓ **Low Breakevens**

3 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. Adding Size and Scale to the Portfolio • Since 2021 our production has increased 23% CAGR from accretive acquisitions & organic development • Successfully closed accretive acquisition of Lime Rock CBP assets on March 31, 2025 • Proved Reserves including LRR assets increased by ~88% since YE 2021 Maintaining Operational Excellence • In 2024, reduced Y-O-Y all-in cash operating costs (on a Boe basis) by 2% • In 2024, improved Y-O-Y capital efficiency on horizontal wells by 11% per lateral foot and vertical wells by ~3%1 on a per frac stage basis • Drilled and completed 7 wells in Q1’25 with average costs 7% less than budget with all wells exceeding pre-drill expectations enabling our oil sales to beat high end of guidance Meaningful Free Cash Flow Generation • High margin portfolio with TTM EBITDA margin greater than 60% • Delivered positive Adjusted Free Cash Flow for over 5 years, 22 consecutive quarters • Projected AFCF range for FY 2025 ~$30 to $80 million ($50 to $70 per Bbl of oil using updated guidance) Maintains Strong Balance Sheet • Deleveraged Company from ~ 4.0x in early 2021 to 1.9x in Q1’25 (including LRR Acquisition) • Paid off Founders Acquisition ($75 million in 2023) in less than 5 quarters • Remainder 2025, Company has ~ 1.7 million barrels of oil hedged at an avg floor price of $64.44/Bbl (47% mid- point oil guidance) and in 2026, 1.8 million barrels of oil hedged at avg floor price of $66.89/Bbl • Due to lower oil prices, cut capex 50% in Q2’25 guidance, resulting in ~47% reduction in capex for remainder of 2025 (Q2-Q4’25) Creates a Stronger, More Resilient Ring • Maintaining sales guidance in Q2’25 and 5% reduction in FY’25 sales guidance, with 2% Y-O-Y growth • Focused on maximizing FCF and debt reduction with clear sight to paying off the LRR Acquisition • Ring’s strong foundation with shallow PDP base decline, high EBITDA margins, long well lives and high netbacks positions the Company to deliver value despite market volatility Flexible and Resilient in 2025 4 Value Proven Strategy Designed to Endure Volatile Oil Prices Source: REI YE 2024 Press release dated March 5, 2025. Note: See Appendix for disclaimers regarding non-GAAP financial measures and footnotes 1. See slide page 25 for capital efficiency drilling metrics for horizontal and verticals. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI ~~ ~ - ENERGY

Q1 2025 Scorecard

Closed LRR AQ at end of Q1 – LRR did not affect production, EBITDA, Capex or FCF

Metric	Current period	Value	Change	Prior period	Value
Oil Sales Bo	Q1 2025	12,074 Bo/d	-7%	Q4 2024	12,916 Bo/d
Sales Boe	Q1 2025	18,392 Boe/d 66% Oil	-6%	Q4 2024	19,658 Boe/d 66% Oil
Realized $/ Boe	Q1 2025	$47.78 Per Boe	4%	Q4 2024	$46.14 Per Boe
Adjusted EBITDA[1]	Q1 2025	$46.4 Million	-9%	Q4 2024	$50.9 Million
CapEx	Q1 2025	$32.5 Million	-14%	Q4 2024	$37.6 Million
Lease Operating Costs[2]	Q1 2025	$11.89 Per Boe	6%	Q4 2024	$11.24 Per Boe
Adjusted Free Cash Flow[1]	Q1 2025	$5.8 Million	23%	Q4 2024	$4.7 Million
Debt Balance	Q1 2025	$460 Million with LRR AQ	-19%	Q4 2024	$385 Million
Leverage Ratio[3]	Q1 2025	1.90x Ratio with LRR AQ	14%	Q4 2024	1.66x Ratio
SEC 1P Reserves[4]	PF YE 2024	146 MMBoe with LRR AQ	9%	YE 2024	134 MMBoe

1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures.
2. Total Operating costs is defined as all "cash" costs including LOE, cash G&A, interest expense, workovers and other operating expenses, production taxes and gathering/transportation costs on a $ per Boe basis.
3. Leverage Ratio see appendix.
4. SEC Proved Reserves as of 12/31/2024 utilizing SEC prices, YE 2024 SEC Pricing Oil $71.96 per bbl Gas $2.13 per Mcf.

5 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. LRR Acquisition Expands Legacy High-Return Area 6 Continuing Our Transformation to a Scaled Conventional Permian Operator Asset Overview ü Closed on March 31, 2025 ü ~19,250 gross / 17,700 net acres (100% HBP) mostly contiguous to Ring’s existing footprint ü ~2,300 Boe/d (>75% Oil)1 average Q1’25 net production ü Shallow PDP NTM decline at 13% ü ~$121mm of oil-weighted PD PV-10 at YE’24 SEC pricing ü ~$31mm LTM Adj. EBITDA2 generated with no drilling capital by prior operator ü >40 gross drilling locations3 weighted to San Andres that immediately compete for capital ü Q1’25 Adj EBITDA3 margin of 59% and <$40/bbl breakeven on San Andres inventory ü Low total well count with minimal P&A liability ü Exposure to emerging plays (Barnett & Woodford Shale) ü Robust SWD capacity Transaction Summary ($MM) ü Bolt-on acquisition of Lime Rock’s Shafter Lake and Midland Farms assets in Andrews County ü $100mm purchase price ü Effective October 1, 2024 ü 6-mo Purchase price adjustment ~$13mm Legend Ring Energy Leasehold Lime Rock Resources Strategic Fit Midland Farms Shafter Lake ~100 active producing wells 68% 13% 9% 10% 1. Source: Lime Rock Preliminary Settlement Statement. 2. Adjusted EBITDA, and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and 2P/3P locations.Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI $100 $75 $50 $25 $0 - ■ Cash Due @ Close ■ Eff Date (Purchase$ Adj) REI Stock ■ Deferred Payment Andrews " _-....::.■ ...... O RING E N E R G y Yoakum • ecos • Gaines I I I Andrews I I L ~~-I Ector ..- ~ -· ~-. ' ~ Crane ~ . Dawson Martin Midland Upton

Ring Energy, Inc. ~12 MMBoe $160 MM PD $127MM PUD $33MM Oil Gas NGL ~12 MMBoe 16 PUDs Proved Reserves1 and Inventory 7 Reserves by Category (%) Reserves by PV-102 ($MM) Reserves by Product (%) Locations by Area PD ~93 MMBoe PUD ~42 MMBoe Organic Reserve Replacement in 2024 Increased Proved Reserves 3% Increased PD Reserves 5% ~134 MMBoe 1. Reserves as of Dec 31, 2024 utilizing SEC prices, YE24 SEC Pricing Oil $71.96 per bbl Gas $2.130 per Mcf. 2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and project types. 4. LRR acquisition utilizing SEC prices for TTM ended March 31, 2025, Oil $71.00 per bbl Gas $2.44 per Mcf. $1,463 MM PD $1,130 MM PUD $333 MM Oil Gas NGL ~134 MMBoe 210+ PUDs, 220+ PDNPs Replaced Production and Divested Volumes 7.2MM BOE Produced 1.2MM BOE Divested 16MM BOE of Extensions 3.3x previous year extensions of 4.8MM BOE Maintained YoY PUD count at 210+ without acquisition Replaced the 44 wells that were drilled in 2024 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI R E I L eg ac y SE C Y E 20 24 , e xc l. LR R L R R A cq ui si ti o n4 PD ~9 MMBoe PUD ~3 MMBoe-== -==-== - CBP-S NWS CBP-N Penwell

Ring Energy, Inc. Updated Pro Forma Guidance 8 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI 3 Full Quarters of Lime Rock Asset1 Operations FY 2025 CAPEX Allocation $99 million Mid Point 61% 33% 2% 1. LRR Acquisition closed on March 31, 2025. 2. In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements. 3. All guidance capex numbers in 2025 are mid-points. 4% Sales Volumes Q1 2025 Q1 2025 % Q2 2025 2H 2025 REI Only Actuals Difference PF UPDATE PF UPDATE Total (Bo/d) 11,700 – 12,000 13,700 – 14,700 12,500 – 14,000 Mid Point (Bo/d) 11,850 12,074 2% 14,200 13,250 Total (Boe/d) 18,000 – 18,500 20,500 – 22,500 19,000 – 21,000 Mid Point (Boe/d) 18,250 18,392 1% 21,500 20,000 - Oil (%) 65% 66% 66% 66% - NGLs (%) 19% 18% 18% 18% - Gas (%) 16% 16% 16% 16% Capital Program       Capital2 ($MM) $26 – $34 $14 – $22 $38 – $58 Mid Point ($MM) $30 $32 8% $18 $48 Operating Expenses       LOE (per Boe) $11.75 – $12.25 $11.50 – $12.50 $11.50 – $12.50 Mid Point (per Boe) $12.00 $11.89 -1% $12.00 $12.00 -36% -47% - $175 $150 $125 $100 $75 $50 $25 $0 ■ D&C / Infrastructure / CTR ■ Recompl / Cap Workovers ■ Land / Non-op / Other Facility Improvements Total Capex Spend Comparison SMM3 FY2024 Original Guidance FY'25 Updated Guidance FY'25 Original Guidance Q2-Q4'25 Updated Guidance Q2-Q4'2

Ring Energy, Inc. Oil Sales Q2-Q4 PF 12,750 to 14,250 Bo/d Mid-point 13,500 Bo/d FY 2026E Focused on Maximizing FCF in 2025 & Beyond 9 1. Estimated AFCF is based on actuals in Q1’25 and projections of internal management financial model assumes mid point of guidance for Net Sales production & capex with adjustable oil price as of Apr‘25, gas HH strip price 04/20/2025 and NGL realizations of ~17% of WTI oil price in 2025. 2. Estimated AFCF yield is based on assumptions above for AFCF and Ring’s stock price and market capitalization as 05/06/2025. 2023 2025E Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI 2023 Outlook – High Margin, Low Decline, High Netback Assets Drive Success Through Volatile Oil Prices Pursue Operational Excellence & Building Scale Maximizing 2025E AFCF1,2 AFCF Outlook for 2026E1 Maintaining Production & Capex Spend YoY Disciplined Capital Investment ’25E Capital Projects: ~ 20-23 New Drills ~30-40 Recompl/CTRs FY Sales ‘26E ~ 20K Boe/d (67% oil) FY Capex ‘26E ~$110 Million 2024 Total Sales Q2-Q4 PF 19,500 to 21,500 Boe/d Mid-point 20,000 Boe/d Up ~2%Up ~4% FY 2025E 2024 $50 $55 $60 $65 $70 WTI Pro Forma guidance for 2025 (Q2-Q4) post LRR AQ close on March 31, 2025 $50 $55 $60 $65 $70 WTI 3. Outlook 2026E, based on internal management financial model, including referenced above ‘26E for production & capex and improvements in NGL realizations of ~20% of WTI oil price and a $0.25/mcf gas differential. 22 ................................................................................................................. 20 ............ . 18 ....... . 16 11-- Cl) C) 2023 □ D $150 ; Ill fl:: 5 $125 >< = Cl)= Q.~ J $100 $75 - 2024 20.5 02-04 PF 2025E 14 13 .. .. ........................... . 12 r-■ 2023 2024 -.................... . . .,. .. ,,. .. ,. .. ,. ...... . 02-04 PF 2025E ► ► $20 ..... . $0 .... . $80 ~ ! $60 LL ~ $40 < $20 .. ...... .. $0 ........ . -~--·-------:;--- O RING ENERGY 50% 4001 /0 ~ 30% ~ > ..... 2001 LI. /0 (J LL 10% < ..... 0%

Ring Energy, Inc. Distinguishing Attributes: What Makes Ring Different? 10 Netbacks: NRI % 1. Source: Enverus as of Feb 2025, using ENVERUS base decline model function. The declines are all yearly declines using Aug/Sep/Oct 2024 as starting period for each company selected (by any size). Includes: Civitas, Devon, Diamondback, Mach Natural Resources, Magnolia, Ovintiv, Permian Resources, Riley Permian, SM Energy (Midland) and Vital Energy. 2. Ring Energy decline is Pro Forma internal management estimates for PDP Ring legacy and the acquisition of Lime Rock’s CBP assets. Differentiated Approach by Applying Unconventional Technology and Thinking to Conventional Permian Assets PDP Decline1: 2024E PDP Base Decline % Reserve Life2,3: YE 2024 SEC Proved Reserves / FY’24 Annualized Prod. % Oil2,3: FY’24 Oil Sales Production Median 33% ü Ring Conventional Assets Characteristics: Shallow Base Decline, High Netbacks (NRI> 79%), Long Life Wells (> 35 years) and Highly Oil Weighted 3. Peers based on similar size sub $2B market cap and/or other similar companies that have Permian assets: Amplify Energy, Berry Corporation, Crescent Energy, HighPeak Energy, Mach Natural Resources, Permian Resources, Riley Permian, Vital Energy, TXO Partners and W&T Offshore. 4. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 03/13/2025. 2 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI 40% 35% 30% 25% 25% 22% 20% 20% 15% 10% 5% 0% Peer 1 O R1.":I~ Peer2 jt - 29% Peer3 36% 30% Peer 4 Peer 5 Peers Peer? Peer8 Peer9 High Operational Ownership ~96% Operated WI ~79% Oil NRI ~82% Gas NRI 37% 20.0 15.0 10.0 I 5.0 0.0 Peer 10 0 !"!1,t-:J~ Peerl Peer 2 Peer3 Peer4 Peer 5 Median Peer6 Peer 7 Peer 8 Peer9 Peer 10 100% 80% 60% 40% 20% 0% 11111111 Peer 1 Peer 2 Peer 3 0 !"!1,":I~ Peer4 Median Peer 5 Peer 6 Peer 7 Peer 8 Peer 9

Ring Energy, Inc. Distinguishing Attributes: High Operating Margins 11 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Ring’s Conventional Assets with High Netbacks Drive Strong Cash Operating Margins vs. Peers1,2 4Q 2024 TTM Cash Operating Margin and Realized Pricing ($/Boe) Operational Excellence and Cost Control Drive Profitability • High oil weighting of 66% (85% liquids) contributes to high realized pricing per Boe • Low cash operating costs and maintaining cost discipline drive margin expansion • Generating ~$28 per Boe in margin TTM demonstrates strength of long-life asset base • Strong cash operating margins allow the Company to withstand volatile commodity price swings • Robust margins lead to increased cash flow, debt reduction and stronger returns “ Improving operational margins leads to higher returns...pursuing strategic acquisitions of high margin assets leads to sustainable higher returns “ - Paul McKinney 1. Peers include: Amplify Energy, Battalion, Baytex, Berry Corporation, Civitas, Crescent Energy, Mach Natural Resources, Riley Permian, TXO Partners, Vital Energy and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 03/13/2025. 3. Cash Operating Margins is defined as revenues (excluding hedges) less LOE, cash G&A (excluding share-based compensation), interest expense, workovers, operating expenses, production taxes, ad valorem taxes and gathering/transportation costs. $70 $SO $40 $30 $20 $10 $0 - • $49.70 VI- lJJ I-' 0 00 Peer 1 • $69.65 VI- N 00 0 00 Peer2 • $50.94 RE I • $41.23 • $38.19 VI- VI- N N ?' ~ .... w N ~ Peer 3 Peer 4 Cash Operating Margin • $39.53 VI- N I-' 00 lJl Peer s $40.42 Median • $37.94 VI-.... 00 0 I-' Peer 6 $29.53 VI-.... ~ -....J O'I Peer 7 • Realized Pricing • $39.61 VI- ?J w ~ Peer 8 • $42.23 VI- -....J 00 lJl Peer 9 • $41.72 VI- ?' -....J lJJ Peer 10 • $33.19 -(7). lJl \0 O'I Peer 11

Ring Energy, Inc. Enhanced Value for Stockholders 12 Improved Metrics - Increased Production, Reduction in Costs, and Increased Proved Reserves on per Share Basis Production/Share Boe/Share 0.034 Up 6% 1. See Appendix for calculation of All-in Cash Operating Costs. 2. YE 2023 & 2024 CGA SEC Proved Reserves (MMBoe) divided by total shares outstanding in the period. All-in-Cash Operating Costs1 $/Boe SEC 1P Reserves/Share2 Boe/Share Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Up 1% $22.99 all-in cash operating costs decreased despite inflationary pressures Down 2% 0.036 0.040 $ 25 0.700 0.038 $ 24 23.46 0.680 0.67 23.04 0.66 0.036 $ 23 0.660 0.034 $ 22 0.640 0.032 $ 21 0.620 0.030 2023 2024 $ 20 2023 2024 0.600 2023 2024 -

Ring Energy, Inc. Consistent Value for Stockholders 13 Minimized the Effect of a 7% Reduction in Realized Prices 1. Adjusted Cash Flow from Operations (ACFFO), Adjusted EBITDA and Adjusted FCF are Non-GAAP financial measures. See Appendix and prior releases for reconciliation to GAAP measures. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Adjusted EBITDA1 $MM Adjusted Free Cash Flow1 ACFFO1 $MM $MM $ 250 $ 275 $55 $ 225 $ 250 $50 $236 $233 $45 $ 200 $197 $195 $ 225 $45 $44 $175 $ 200 $40 $150 $175 2023 2024 2023 2024 $35 2023 2024 -

Track Record of Strategic Consolidation

Four Acquisitions Since 2019 Increases Net Production by >3.0x

Acquisition Track Record

- Ring's pursuit of accretive, **balance sheet enhancing acquisitions** is a key component of our future growth
- **M&A wave of conventional Permian assets** from majors, large independents, private equity-backed operators and private family-owned companies
- **Limited buyer competition** from public companies **uniquely positions Ring** as a consolidator for future acquisitions
- **Experienced management team** with shared vision and **positioned to capitalize** on attractive M&A opportunities
- Track record of disciplined M&A, which has allowed Ring to acquire **undeveloped locations at a minimal acreage cost since** proved developed value of reserves has underpinned purchase price for the past four acquisitions



~20,000
6,100
2018A Daily Production (Boe/d)
Wishbone
Wishbone Energy Partners
Stronghold
STRONGHOLD
Founders
FOUNDERS OIL & GAS
Lime Rock
LIME ROCK RESOURCES
2H 2025E Daily Production (Boe/d)

Year Completed	Wishbone (2019)	Stronghold (2022)	Founders (2023)	Lime Rock (2025)	Total Acquired
Acquisition Price ($MM)	$300	$465	$75	$100	**$940**
Consideration Mix (% Cash / % Stock)	90% / 10%	51% / 49%	100% / 0%	90% / 10%	**64% / 36%**
Acquired Net Acreage	~38,000	~37,000	~3,600	~17,700	**~96,300**
Number of New Drill Locations[1]	>190 (Hz)	>280 (Vt)	>50 (Vt)	>40 (Hz)	**>560**



Legend
Ring Energy Legacy
Lime Rock Resources
Founders Oil & Gas
Stronghold Energy Operating
Wishbone Energy Partners
Yoakum
Lea
Gaines
Andrews
Winkler
Ector
Ward
Crane

Acreage includes operated and Non-Operated WI

1. Includes all locations operated and non-operated "PUD" reserve categories and 2P / 3P locations at the time of the acquisition.

14 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Note: See Appendix for disclaimers regarding non-GAAP measures and footnotes

Permian Basin – Conventional Opportunities

Focused on Consolidating Conventional Assets in the Central Basin Platform & Northwest Shelf


Publics
Privates
CBP/NWS Publics
CBP/NWS Privates
REI
NWS
CBP
Eastern Shelf
Delaware Basin
Midland Basin

Acquire accretive, balance sheet enhancing CBP & NWS assets

- ✓ CBP & NWS remain the "shale era" **underexplored opportunity in the Permian Basin**
- ✓ Conventional opportunities are the focus of Ring Energy's **deep bench of technical talent**
- ✓ **Ring has a proven track record** of generating superior returns by applying new drilling and completion technologies to overlooked conventional zones
- ✓ M&A **wave of conventional targets** continues with divestitures from **majors and large independents**
- ✓ **Lower cost, shallower decline, and less public E&P competition** sets the stage for accretive acquisitions
- ✓ We view CBP & NWS assets as **targets for growth**


The Prize in CBP & NWS (Texas Only) is… ~ 420,000 Boepd (G) 82% Oil (Dec. 2024)
Gross Production (2-Stream Mboe/d)
Peers
% Oil
1 OXY 110 80%
2 Blackbeard Operating 47 69%
3 Kinder Morgan 28 80%
4 Ring Energy 26 76%
5 Burk 23 82%
6 Riley Permian 20 80%
7 Hilcorp 20 84%
8 Elevation Resources 60%
9 Sabinal Energy 11 91%
10 ConocoPhillips 11 71%
11 Formentera 9 64%
12 Scout 8 91%
13 Crescent Energy 6 82%
14 Diversified Energy 6 50%
15 Basin Oil & Gas 6 77%
16 5 95%
17 Sundown 3 67%
18 Two P Partners 3 92%
19 Boyd & McWilliams 3 88%
20 Citation 2 86%

Source: Enverus, Companies include Basin O&G, Blackbeard Operating, Boyd & McWilliams, Burk Royalty, Citation O&G, ConocoPhillips, Crescent Energy, Diversified, Elevation Resources, Formentera Partners, Hilcorp, Kinder Morgan, OXY, Riley Petroleum, Ring Energy, Sabinal Energy, Scout Energy, Texland Petroleum, and Two P Partners.

15 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Trading at Discount Compared to Recent Transaction

REI Suggested Valuation Using APA CBP & NWS Assets Divestiture Valuation Metrics

Private Buyers Paying Higher Valuation Multiples for Conventional Permian Assets

APA Permian Divestiture[1]	
Date Announced	9/10/2024
Sale Price ($MM)	**$950**
Net Production (Boe/d)	21,000
$ per Boe/d	**$45,238**

Current REI Valuation[3]	
4/30/2025 Share Price	$0.89
Shares Outstanding (MM)	~207
Equity Value ($MM)	$184
Debt Outstanding Q125	$460
Enterprise Value ($MM)	**$644**
2025 Net Production (Boe/d)	20,000
$ per Boe/d	**$32,200**

REI at APA Valuation Metrics	
EV ($MM) @ Production metric 45.2K	**$905**
Equity Value ($MM)	$445
Share Price ($)	$2.15



Enterprise Value ($MM)
$1,000
$950
$900
$850
$800
$750
$700
$650
$600
$550
$500
REI Share Price ($/share)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Share Price ($/sh)
$950MM
$0.89
$644MM
$2.15
$905MM
APA Divestiture
REI @ 4/30/2025
REI @ APA Prod Mult
APA Non-Core asset divestiture in CBP & NWS
REI trading share price and EV as of April 30, 2025
REI indicative trading share price and EV using APA Valuation Metrics

Asset Metrics Comparison	REI	APA Divestiture[1,2]
2025E Net Production (Boe/d)	~20,000	21,000
% Oil	66%	57%
Q1 2025 Field Level Margin[3] ($/Boe)	>$32	< REI
NTM PDP[4] Decline %	22%	7%
Q1 2025 LOE ($/Boe)	$11.89	> REI
CO_2 Operations	NO	YES
Operated Well Count (G)	~1,030	~5,100+

1. APA Corp press release on September 10, 2024, asset sale of non-core properties in Permian Basin.
2. Source ENVERUS as of 11/5/2024.
3. Field Level Margin $ per Boe is calculated as realized $ per Boe minus LOE, GP&T, operating lease exp., severance and ad valorem taxes.
4. Ring Energy decline is Pro Forma internal management estimates for PDP Ring legacy and the acquisition of Lime Rock's CBP assets.

16 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. Robust Value Proposition Through Commodity Price Cycles 17 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI 2025 and Beyond Target leverage ratio below 1.0x and position Ring to return capital to stockholders Remaining focused on maximizing FCF generation to strengthen the balance sheet Strong Cash Operating margins help deliver superior results & helps manage risk in market downturns Disciplined capital program retains flexibility to respond to changing market conditions, delivering competitive returns Pursuing accretive, balance sheet enhancing acquisitions to increase scale, lower break-even costs, build inventory and accelerate ability to pay down debt -

www.ringenergy.com FINANCIAL OVERVIEW VALUE FOCUSED PROVEN STRATEGY | MAY 8, 2025 | NYSE AMERICAN: REI

Ring Energy, Inc. 1.67x 1.59x 1.59x 1.66x Historical Metrics 19 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Quarterly Analysis of AFCF1 Leverage Ratio (LTM)1 Disciplined and Efficient Capital Spending Focused on Sustainably Generating AFCF Enhances Our Unrelenting Goal to Strengthen the Balance Sheet 1. Adjusted EBITDA, Adjusted Free Cash Flow and Leverage Ratio are Non-GAAP financial measures. See Appendix and prior releases for reconciliation to GAAP measures. 2. Net Interest Expense included in table is interest expense net of interest income and excludes deferred financing costs amortization. 1.9x Realized $/Boe $54.56 $55.06 $48.24 $46.14 $47.78 1 12 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 - Adj EBITDA $MM -capEx $MM - Net Interest Exp $MM Adj Free Cash Flow $MM -

Ring Energy, Inc. Reducing Debt & Increasing Liquidity 20 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Disciplined Capital Spending & Sustainably Generating AFCF RBL Balance & Adjusted Debt Paydown1,2 ($ Million) Liquidity3 ($ Million) 1. Paydown of $17 million is net of the $182 million that was borrowed to fund the Stronghold acquisition.  2. Paydown of $19 million is net of the $50 million that was borrowed to fund the Founders acquisition. 3. Liquidity is defined as cash and cash equivalents plus available borrowings under Ring’s credit agreement. Stronghold Acquisition final deferred payment Founders Acquisition2 Founders Acquisition Founders Acquisition final deferred payment FY Adv tax payment and other one-time cash items Adj. Debt Paydown ($MM) RBL Balance ($MM) Lime Rock Acquisition Lime Rock Acquisition $500 $450 $400 $3 50 $300 $2 50 $40 $20 $0 • . -- . i' -------------------$-3.W,;::,--- -- 0 1 '23 0 2 '23 0 3'23 04'23 01 '24 0 2 '24 0 3 '24 0 4'24 0 1 '25 __ ............................................................ ____ ............................................. . $3 $3 $7 -$20 · ... . -$7 ... . -$40 ................................ ...... .................................................... ....................................... ........... ..... ............................... ' -$60 -$80 01'23 02'23 03'23 04'23 01'24 02'24 03'24 04'24 01'25 - $240 $220 $200 $180 $160 $140 ... $120 $100 $80 $60 $40 $20 $0 $217 $204 $208 $194 $179 $171 $175 $179 $141 01'23 02'23 03'23 04'23 01'24 02'24 03'24 04'24 01'25

Ring Energy, Inc. Competitive Value for Stockholders 21 Track Record of 3 Consecutive Years of Corporate Returns Above 15% Despite Drop in Commodity Prices Cash Return on Capital Employed1 (CROCE) % Strong CROCE % • Disciplined and successful capital program driving returns • Shallow decline production base contributes to higher returns • High quality inventory together with operating proficiency and efficient execution on capital program led to increased profitability • Multiple asset core areas in NWS & CBP with existing infrastructure provide diverse inventory of high return, low cost horizontals and verticals providing flexibility to react to volatile market conditions and ability to maximize AFCF generation 1. The Company defines “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. 2022 – ‘24 CROCE Avg of 17.9% Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Avg WTI $/Bbl & Avg Realized $/Boe 25.0% $100.00 $94.90 ~ Avg Realized $/Boe Avg WTI Price 20.0% $90.00 $/Bbl $77.58 15.0% $80.00 $76.95 $76.63 10.0% $70.00 5.0% $60.00 0.0% $50.00 2022 2023 2024 2022 2023 2024 -

www.ringenergy.com ASSET OVERVIEW VALUE FOCUSED PROVEN STRATEGY | MAY 8, 2025 | NYSE AMERICAN: REI

Committed to Sustainable Success

RING ENERGY

2024 Sustainability Report

Download Report PDF


RING
SUSTAINABILITY
REPORT


ENVIRONMENTAL
S
E
ESG
SOCIAL
GOVERNANCE
G

Progressing our ESG Journey

- Created **ESG Task Force** and established **Target Zero 365 (TZ-365)** Safety & Environmental Initiative in 2021to monitor and guide company's adherence to ESG standards.
  - Designed to protect the workforce, environment, communities and financial sustainability.
  - Focused on **Safety-first** environment and achieving high percentage of **Target Zero Days.**
- 2024 YoY reduction of **methane emissions by ~25%**
- Q1 2025 Continued focus on improving internal processes and **minimizing environmental impact**.
  - Completed implementation of **contractor management** program and initiated **contractor orientation** process to support and ensure safe work practices within our contract work force.
  - Initiated implementation of **enhanced facility maintenance program** to proactively eliminate leaks and spills.
- 2025 Capital Program includes **Emission Reduction** plans with:
  - Continued upgrades of **Tank Vent Control Systems** including **High and Low pressure Flares.**
  - Continued upgrades of vessel controls to **eliminate pneumatic devices** and/or **convert to non-vent controls**.
  - Migrating **Leak Detection and Repair** program in-house to increase quality and reduce costs.

A Target Zero Day

is a Day that Results in:

- Zero Company or Contractor OSHA Recordable Injury, and
- Zero Agency Reportable Spill or Release as Defined by TRRC, EPA, TCEQ, etc., and
- Zero Preventable Vehicle Incidents, and
- Zero H2S Alarms of 10PPM or Greater


ENVIRONMENTAL
S

23 | Ring Energy, Inc. | Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Assets Overview

Deep Inventory of High-Return Drilling and Re-Completion Locations

Select Recent New Drill Vertical Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	WI (%)
2024	CBP	PJ Lea	PJ Lea #4008M[1,2]	210	81%	100%
	CBP	PJ Lea	PJ Lea #3909M[1,2]	287	81%	100%
	CBP	PJ Lea	PJ Lea #3912M[1,2]	275	80%	100%
	CBP	PJ Lea	PJ Lea 4703M[1,2]	224	77%	100%
	CBP	Penwell	Scharbauer C NW #103[1,2]	342	76%	100%
	CBP	Penwell	Millard D #104[1,2]	299	86%	100%
	CBP	Penwell	Millard E 105[1,2]	236	80%	100%
	CBP	Penwell	Scharbauer C 103[1,2]	273	86%	100%
2025	CBP	PJ Lea	PJ Lea #4704M[1,3]	287	84%	100%
	CBP	Penwell	Millard D 106[1,3]	332	80%	100%
	CBP	Penwell	Scharbauer C 302[1,3]	308	89%	100%

Select Recent Re-Completion Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	WI (%)
2024	CBP	Henderson	Henderson M F 05603G [1,2]	211	86%	100%
	CBP	Henderson	Henderson M F 190[1,3]	172	88%	100%



Basin
Northwest Shelf
Delaware
CBP
Midland
YOAKUM
TERRY
GAINES
ANDREWS
WINKLER
ECTOR
MIDLAND
WARD
UPTON
CRANE
Ring Acreage
Includes operated & NonOP

Select Recent New Drill Horizontal Well Results – Northwest Shelf

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2024	NWS	Platang	Matador 646 B #4H[2]	450	90%	5048	100%
	NWS	Platang	Matador 646 C #2H[2]	326	91%	5064	100%
	NWS	Platang	Cougar 726 2H[2]	334	85%	5076	100%
2025	NWS	Platang	Red Raider 663 5H[2]	574	88%	5053	75%
	NWS	Platang	Red Raider 663 A 6H[2]	541	89%	5043	75%
	NWS	Platang	Red Raider 663 B 7H[2]	554	89%	5059	75%
	NWS	Platang	Red Raider 663 C 8H[2]	659	89%	6402	75%

Select Recent New Drill Horizontal Well Results – Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2024	CBP	Shafter Lake	University Block 14 Cons. #2401H[2]	336	95%	5056	100%
	CBP	Shafter Lake	University 14S #1402H[2]	411	97%	5074	100%
	CBP	Shafter Lake	Homer 1H[2]	313	93%	5039	100%
	CBP	Shafter Lake	Savage 1H[2]	428	97%	4998	100%
	CBP	Shafter Lake	Harmonia 1H[2]	263	97%	5039	100%

1. Vertical completion no lateral length noted.
2. Peak IP 60 (Boepd) based on best rolling 60-day average.
3. Peak IP 30 (Boepd) based on best continuous rolling 30-day average, due to lack of 60 day production data.
4. Peak IP 15 (Boepd) based on best continuous rolling 15-day average, due to lack of 60 day production data.

24 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. Assets Overview 25 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI New Drill Inventory Performance Consistent HZ Well Performance San Andres Horizontal Play EUR (MBoe) per 1000’ Lateral Feet Enhanced Vertical Well Performance CBP Vertical Multi-Stacked Play 2 D&C Capex $ per Effective Lateral Foot Vertical D&C Capex1 $ per Frac Stage ($M) 87-91% Oil - l Reduced by 11% Reduced by 3% 1. PJ Lea new drills are 6 frac stages and Penwell new drills are 7 frac stages. ~70% Oil ~81% Oil ~100 ~ 20,000 ~ w 0 m C i::: ~15,000 ~ 75 ai :r; 10,000 >, CV C I 0 en 5,000 E ::, 0 50 0 2023 2024 2023 2024 $ 600 $ 275 $ 550 $ 500 $ 250 $ 450 $ 400 $ 225 2023 2024 2023 2024 -

Ring Energy, Inc. Impact of Founders Acquisition 26 Net Sept. 2023 Sept 2024 % Diff Boe/d 1,887 2,654 41% Bo/d 1,497 1,821 22% Lift Cost $/Boe $14.84 $12.27 -17% (MMBoe) YE 2023 Q3 2024 % Diff YE'23 1P 7.9 8 1% Sales Prod. 0.9 PDP 4.2 5.3 26% # of Wells Drilled 0 12 # Locations Remaining1 ~50 ~50 Reduced Capex by 28% Performance Exceeded Initial Expectations Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Founders Acquisition $75MM REI Net Prod. (MBoe/d) 1 REI Net Debt $MM Production (G) Boe/d 2 LOE $/Boe D&C $MM 90 Day Cum MBoe 2 Proved Reserves MMBoe 3 Close date Aug 15, 2023 17.3 REI Standalone REI Pro Forma 20.1 16% growth to PF company REI Standalone $397 $392 Net Debt reduced over 5 qtrs Reduced LOE by 20% Founders Penwell Asset in Ector County – Post Closing Performance REI Pro Forma – Post Closing Performance Increased Gross Prod by 38% Increased 1P Reserves by 46%Increased Performance by 24% 1. 3-stream net production 2. 2-stream gross production as reported to Texas RRC 3. CGA Proved reserves for Penwell Field REI Pro Forma A Active Rigs • AcquisitionAcreage 1------,----------\--- -l • Exist ing Acreage 4,000 3,000 2,000 1,000 0 Winkler Ce ntral Basin Platform Sep-23 - Ector .... ·· - -· \ A -. , • ~ Crane ~ .. Sep-24 $25 $20 $15 $10 $5 $0 $100 $75 $50 $25 $0 Cash Due @ Close Eff date (Post Adj Close) Deferred Payment 04 2023 FY 2024 $3.0 $2.0 $1 .0 $0.0 15%@month 4 18% adjust 67% cash 21 .0 20.0 19.0 18.0 17.0 16.0 Founders 2022-23 $450 $425 $400 11 $375 $350 02'23 03'23 04'23 01'24 02'24 03'24 02'23 03'23 04'23 01 '24 02'24 03'24 25 15.0 20 10.0 15 10 5.0 5 0 0.0 Pre 2023 Post 2023 YE 23 REI 2024

San Andres Horizontal Play Characteristics

Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$30-35/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl
  - San Andres accounts for ~40%
- Low D&C costs[1] $2.3 - $3.4 MM per Hz well
- Vertical depth of ~5,000′
- Typical oil column of 200′ - 300′
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range is for CBP & NWS 1.0 & 1.5 mile laterals in 2024.
2. Break-even costs is for core inventory in NWS & CBP horizontal asset areas. The range in break-even based on YTD capex spend and depends on lateral length, asset area, completion and artificial lift type.

27 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Vertical Multi-Stacked Pay Characteristics

Proven, Conventional, Top Tier Returns

	CBP Vt Stack & Frac	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches	✓	✓	✓
High NRI's	✓		
$35-$40/Bbl D&C Break-even[2]	✓		

- Central Basin Platform has produced >15 BBboe
  - Vertical multi-stage fracs targeting legacy reservoirs that have been productive throughout the basin (Clearfork to Wolfcamp)
- Low D&C costs[1] $1.0 - $1.9 MM per well
- Targeted Vertical completion depths of ~4,000-7,000'
- Typical oil column of 1,000-1,500'
- Life >30+ years
- Initial peak oil rates of 150 - 400 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range for verticals include all CBP-S inventory.
2. Break-even costs is for core inventory in NWS & CBP horizontal asset areas. The range in break-even based on YTD capex spend and depends on lateral length, asset area, completion and artificial lift type.

28 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

www.ringenergy.com VALUE FOCUSED PROVEN STRATEGY | MAY 8, 2025 | NYSE AMERICAN: REI THANK YOU Company Contact Al Petrie (281) 975-2146 apetrie@ringenergy.com Wes Harris (281) 975-2146 wharris@ringenergy.com Analyst Coverage ROTH Capital Partners John M. White (949) 720-7115 jwhite@roth.com Tuohy Bothers Investment Noel Parks (215) 913-7320 nparks@tuohybrothers.com Water Tower Research Jeff Robertson (469) 343-9962 jeff@watertowerresearch.com Ring Headquarters 1725 Hughes Landing Blvd Ste 900 The Woodlands, TX 77830 Phone: 281-397-3699

www.ringenergy.com APPENDIX VALUE FOCUSED PROVEN STRATEGY | MAY 8, 2025 | NYSE AMERICAN: REI

Ring Energy, Inc. REI Historical Price Performance1 31 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Price Performance Since January 1, 2022 (1) Sources Factset as of 5/2/2025 Stronghold Announcement Founders Announcement 6.5 MM warrants exercised 3.0 MM warrants exercised 4.5 MM warrants exercised 14.5 MM warrants exercised Warburg Pincus sell down 12.6 MM shares Warburg Pincus sell down 4.4 MM shares Warburg Pincus sell down 6.2 MM shares Warburg Pincus sell down 6.6 MM shares 5.5 5.0 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 Jan 22 - Apr22 Jul22 Oct22 140.00 120.00 100.00 80.00 60.00 40.00 0.00 Jan 23 Apr 23 Jul 23 Oct 23 Jan 24 Apr 24 Jul 24 Oct24 Jan 25 Apr25 - Ring Energy, Inc. - Price (Left) - WTI Crude Oil ($/bbl) - Price (Right)

Ring Energy, Inc. Financial Overview 32 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI (1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude. Derivative Summary as of March 31, 2025 (2) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above. The Company has hedged: 2025: ~1.7 million barrels of oil at avg downside price of $64.44 2026: ~1.8 million barrels of oil at avg downside price of $66.89 2025: ~2.0 BCF of natural gas at avg downside price of $3.43 2026: ~2.6 BCF of natural gas at avg downside price of $3.56 Oil Hedges (WTI) Gas Hedges (Henry Hub) Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q4 2026 Q1 2027 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q4 2026 Q1 2027 Swaps: NYMEX Swaps: Hedged volume (Bbl) 151,763 351,917 141 ,755 477,350 457,101 59,400 423,000 381,500 Hedged volume (MMBtu) 513,900 455,250 128,400 140,600 662,300 121,400 613,300 Weighted average swap price $ 68.53 $ 71.41 $ 69.13 $ 70.16 $ 69.38 $ 66.70 $ 66.70 $ 63.80 Weighted average swap $ 3.60 $ 3.88 $ 4.25 $ 4.20 $ 3.54 $ 4.22 $ 3.83 $ price Two-way collars: Two-way collars: Hedged volume (Bbl) 464,100 225,400 404,800 379,685 Hedged volume (MMBtu) 18,300 308,200 598,000 553,500 515,728 700,000 Weighted average put price $ 60.00 $ 65.00 $ 60.00 $ $ $ 60.00 $ $ Weighted average put price $ 3.00 $ 3.00 $ 3.00 $ 3.50 $ $ 3.00 $ $ 4.00 Weighted average call price $ 69.85 $ 78.91 $ 75.68 $ $ $ 72 .50 $ $ Weighted average call price $ 4.15 $ 4.75 $ 4.15 $ 5.03 $ $ 3.93 $ $ 5.20 Oil Hedges (basis differential) Gas Hedges (Basis Differential) Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q4 2026 Q1 2027 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Q4 2026 Q1 2027 Argus basis swaps: El Paso Permian Basin basis swaps: Hedged volume (Bbl) 183,000 276,000 276,000 Hedged volume (MMBtu) 700,000 Weighted average spread price <1> $ 1.00 $ 1.00 $ 1.00 $ $ $ $ $ Weighted average spread price <2> $ $ $ $ $ $ $ $ 0.74 -

Income Statement and Operational Stats

Income Statement

	(Unaudited) Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 79,091,207	$ 83,440,546	$ 94,503,136
Costs and Operating Expenses			
Lease operating expenses	19,677,552	20,326,216	18,360,434
Gathering, transportation and processing costs	203,612	130,230	166,054
Ad valorem taxes	1,532,108	2,421,595	2,145,631
Oil and natural gas production taxes	3,584,455	3,857,147	4,428,303
Depreciation, depletion and amortization	22,615,983	24,548,849	23,792,450
Asset retirement obligation accretion	326,549	323,085	350,834
Operating lease expense	175,091	175,090	175,091
General and administrative expense (including share-based compensation)	8,619,976	8,035,977	7,469,222
Total Costs and Operating Expenses	56,735,326	59,818,189	56,888,019
Income from Operations	22,355,881	23,622,357	37,615,117
Other Income (Expense)			
Interest income	90,058	124,765	78,544
Interest (expense)	(9,498,786)	(10,112,496)	(11,498,944)
Gain (loss) on derivative contracts	(928,790)	(6,254,448)	(19,014,495)
Gain (loss) on disposal of assets	124,610	—	38,355
Other income	8,942	80,970	25,686
Net Other Income (Expense)	(10,203,966)	(16,161,209)	(30,370,854)
Income Before Benefit from (Provision for) Income Taxes	12,151,915	7,461,148	7,244,263
Benefit from (Provision for) Income Taxes	(3,041,177)	(1,803,629)	(1,728,886)
Net Income (Loss)	$ 9,110,738	$ 5,657,519	$ 5,515,377
Basic Earnings (Loss) per Share	$ 0.05	$ 0.03	$ 0.03
Diluted Earnings (Loss) per Share	$ 0.05	$ 0.03	$ 0.03
Basic Weighted-Average Shares Outstanding	199,314,182	198,166,543	197,389,782
Diluted Weighted-Average Shares Outstanding	201,072,594	200,886,010	199,305,150

Operational Stats

	(Unaudited) Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Net sales volumes:			
Oil (Bbls)	1,086,694	1,188,272	1,218,837
Natural gas (Mcf)	1,615,196	1,683,793	1,496,507
Natural gas liquids (Bbls)	299,366	339,589	263,802
Total oil, natural gas and natural gas liquids (Boe)(1)	1,655,259	1,808,493	1,732,057
% Oil	66 %	66 %	70 %
% Natural Gas	16 %	15 %	15 %
% Natural Gas Liquids	18 %	19 %	15 %
Average daily sales volumes:			
Oil (Bbls/d)	12,074	12,916	13,394
Natural gas (Mcf/d)	17,947	18,302	16,445
Natural gas liquids (Bbls/d)	3,326	3,691	2,899
Average daily equivalent sales (Boe/d)	18,392	19,658	19,034
Average realized sales prices:			
Oil ($/Bbl)	$ 70.40	$ 68.98	$ 75.72
Natural gas ($/Mcf)	(0.19)	(0.96)	(0.55)
Natural gas liquids ($/Bbls)	9.65	9.08	11.47
Barrel of oil equivalent ($/Boe)	$ 47.78	$ 46.14	$ 54.56
Average costs and expenses per Boe ($/Boe):			
Lease operating expenses	$ 11.89	$ 11.24	$ 10.60
Gathering, transportation and processing costs	0.12	0.07	0.10
Ad valorem taxes	0.93	1.34	1.24
Oil and natural gas production taxes	2.17	2.13	2.56
Depreciation, depletion and amortization	13.66	13.57	13.74
Asset retirement obligation accretion	0.20	0.18	0.20
Operating lease expense	0.11	0.10	0.10
G&A (including share-based compensation)	5.21	4.44	4.31
G&A (excluding share-based compensation)	4.19	3.52	3.32
G&A (excluding share-based compensation and transaction costs)	4.18	3.51	3.32

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

33 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Balance Sheet

	(Unaudited) March 31, 2025	December 31, 2024
ASSETS		
Current Assets		
Cash and cash equivalents	$ 1,100,851	$ 1,866,395
Accounts receivable	35,680,686	36,172,316
Joint interest billing receivables, net	2,121,035	1,083,164
Derivative assets	5,309,892	5,497,057
Inventory	3,300,755	4,047,819
Prepaid expenses and other assets	1,156,529	1,781,341
Total Current Assets	48,669,748	50,448,092
Properties and Equipment		
Oil and natural gas properties, full cost method	1,932,616,777	1,809,309,848
Financing lease asset subject to depreciation	4,272,259	4,634,556
Fixed assets subject to depreciation	3,359,292	3,389,907
Total Properties and Equipment	1,940,248,328	1,817,334,311
Accumulated depreciation, depletion and amortization	(496,993,139)	(475,212,325)
Net Properties and Equipment	1,443,255,189	1,342,121,986
Operating lease asset	1,753,693	1,906,264
Derivative assets	5,020,380	5,473,375
Deferred financing costs	6,911,264	8,149,757
Total Assets	$ 1,505,610,274	$ 1,408,099,474
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 86,417,436	$ 95,729,261
Income tax liability	537,591	328,985
Financing lease liability	846,380	906,119
Operating lease liability	661,487	648,204
Derivative liabilities	5,426,195	6,410,547
Notes payable	—	496,397
Deferred cash payment	9,415,066	—
Asset retirement obligations	441,611	517,674
Total Current Liabilities	103,745,766	105,037,187
Non-current Liabilities		
Deferred income taxes	31,496,585	28,591,802
Revolving line of credit	460,000,000	385,000,000
Financing lease liability, less current portion	708,304	647,078
Operating lease liability, less current portion	1,234,690	1,405,837
Derivative liabilities	3,632,133	2,912,745
Asset retirement obligations	28,826,738	25,864,843
Total Liabilities	629,644,216	549,459,492
Commitments and contingencies		
Stockholders' Equity		
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 206,509,126 shares and 198,561,378 shares issued and outstanding, respectively	206,509	198,561
Additional paid-in capital	808,627,109	800,419,719
Retained earnings (Accumulated deficit)	67,132,440	58,021,702
Total Stockholders' Equity	875,966,058	858,639,982
Total Liabilities and Stockholders' Equity	$ 1,505,610,274	$ 1,408,099,474

Statements of Cash Flows

	(Unaudited) Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Cash Flows From Operating Activities			
Net income	$ 9,110,738	$ 5,657,519	$ 5,515,377
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation, depletion and amortization	22,615,983	24,548,849	23,792,450
Asset retirement obligation accretion	326,549	323,085	350,834
Amortization of deferred financing costs	1,238,493	1,299,078	1,221,607
Share-based compensation	1,690,958	1,672,320	1,723,832
Credit loss expense	17,917	(26,747)	163,840
(Gain) loss on disposal of assets	(124,610)	—	—
Deferred income tax expense (benefit)	2,805,346	1,723,338	1,585,445
Excess tax expense (benefit) related to share-based compensation	99,437	9,011	40,808
(Gain) loss on derivative contracts	928,790	6,254,448	19,014,495
Cash received (paid) for derivative settlements, net	(553,594)	745,104	(1,461,515)
Changes in operating assets and liabilities:			
Accounts receivable	(564,158)	349,474	(5,240,487)
Inventory	747,064	580,161	171,416
Prepaid expenses and other assets	624,812	295,555	503,704
Accounts payable	(10,385,137)	4,462,089	(1,601,276)
Settlement of asset retirement obligation	(207,580)	(613,603)	(591,361)
Net Cash Provided by Operating Activities	28,371,008	47,279,681	45,189,169
Cash Flows From Investing Activities			
Payments for the Lime Rock Acquisition	(70,859,769)	—	—
Payments to purchase oil and natural gas properties	(647,106)	(1,423,483)	(475,858)
Payments to develop oil and natural gas properties	(31,083,507)	(36,386,055)	(38,904,808)
Payments to acquire or improve fixed assets subject to depreciation	(34,275)	—	(124,937)
Proceeds from sale of fixed assets subject to depreciation	17,360	—	—
Proceeds from divestiture of equipment for oil and natural gas properties	—	121,232	—
Net Cash Used in Investing Activities	(102,607,297)	(37,688,306)	(39,505,603)
Cash Flows From Financing Activities			
Proceeds from revolving line of credit	114,000,000	22,000,000	51,500,000
Payments on revolving line of credit	(39,000,000)	(29,000,000)	(54,500,000)
Payments for taxes withheld on vested restricted shares, net	(896,431)	—	(814,985)
Proceeds from notes payable	—	58,774	—
Payments on notes payable	(496,397)	(475,196)	(533,734)
Payment of deferred financing costs	—	(42,746)	—
Reduction of financing lease liabilities	(136,427)	(265,812)	(255,156)
Net Cash Provided by (Used in) Financing Activities	73,470,745	(7,724,980)	(4,603,875)
Net Increase (Decrease) in Cash	(765,544)	1,866,395	1,079,691
Cash at Beginning of Period	1,866,395	—	296,384
Cash at End of Period	$ 1,100,851	$ 1,866,395	$ 1,376,075

34 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. “PV-10” is a non-GAAP financial measure that differs from a financial measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 measure of the Company’s oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to its estimated proved reserves independent of its income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to its reserves. Management believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. The Company defines “Cash Return on Capital Employed” or “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. The Company defines “All-In Cash Operating Costs,” a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company. The Company defines “Cash Operating Margin,” a non-GAAP financial measure, as realized revenues per Boe less all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company. The “Current Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our Current Assets as of such date to (ii) our Current Liabilities as of such date. Based on its credit agreement, the Company defines Current Assets as all current assets, excluding non-cash assets under Accounting Standards Codification (“ASC”) 815, plus the unused line of credit. The Company’s non-cash current assets include the derivative asset marked to market value. Based on its credit agreement, the Company defines Current Liabilities as all liabilities, in accordance with GAAP, which are classified as current liabilities, including all indebtedness payable on demand or within one year, all accruals for federal or other taxes payable within such year, but excluding current portion of long-term debt required to be paid within one year, the aggregate outstanding principal balance and non-cash obligations under ASC 815. Non-GAAP Disclosure 35 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Certain financial information included in this Presentation are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “PV-10,” “Leverage Ratio,” “All-in Cash Operating Costs,” and "Cash Operating Margin." Management uses these non-GAAP financial measures in its analysis of performance. In addition, CROCE is a key metric used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. “Adjusted Net Income” is calculated as net income minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare Ring’s results with its peers. The Company defines “Adjusted EBITDA” as net income plus net interest expense (including interest income and expense),unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed A&D, share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on Ring’s Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, Ring’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in Ring’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of Ring’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow. The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in Ring’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector. “Leverage” or the “Leverage Ratio” is calculated under Ring’s existing senior revolving credit facility and means as of any date, the ratio of (i) consolidated total debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under Ring’s existing senior revolving credit facility. The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to Ring’s senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period the Company shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of. Also set forth in Ring’s existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The table below provides detail of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2024. ($ in 000’s) Present value of estimated future net revenues (PV-10) $1,462,827 Future income taxes, discounted at 10% 229,891 Standardized measure of discounted future net cash flows $1,232,936 -

Non-GAAP Reconciliations

RING ENERGY

Adjusted Net Income

(Unaudited for All Periods)

	Three Months Ended					
	March 31, 2025		December 31, 2024		March 31, 2024	
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income	$ 9,110,738	$ 0.05	$ 5,657,519	$ 0.03	$ 5,515,377	$ 0.03
Share-based compensation	1,690,958	0.01	1,672,320	0.01	1,723,832	0.01
Unrealized loss (gain) on change in fair value of derivatives	375,196	—	6,999,552	0.03	17,552,980	0.08
Transaction costs - executed A&D	1,776	—	21,017	—	3,539	—
Tax impact on adjusted items	(500,646)	(0.01)	(2,008,740)	(0.01)	(4,447,977)	(0.02)
Adjusted Net Income	10,678,022	$ 0.05	12,341,668	$ 0.06	20,347,751	$ 0.10
Diluted Weighted-Average Shares Outstanding	201,072,594		200,886,010		199,305,150	
Adjusted Net Income per Diluted Share	$ 0.05		$ 0.06		$ 0.10	

Adjusted EBITDA

(Unaudited for All Periods)

	Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Net income	$ 9,110,738	$ 5,657,519	$ 5,515,377
Interest expense, net	9,408,728	9,987,731	11,420,400
Unrealized loss (gain) on change in fair value of derivatives	375,196	6,999,552	17,552,980
Income tax (benefit) expense	3,041,177	1,803,629	1,728,886
Depreciation, depletion and amortization	22,615,983	24,548,849	23,792,450
Asset retirement obligation accretion	326,549	323,085	350,834
Transaction costs - executed A&D	1,776	21,017	3,539
Share-based compensation	1,690,958	1,672,320	1,723,832
Loss (gain) on disposal of assets	(124,610)	—	(38,355)
Other income	(8,942)	(80,970)	(25,686)
Adjusted EBITDA	$ 46,437,553	$ 50,932,732	$ 62,024,257
Adjusted EBITDA Margin [1]	59 %	61 %	66 %

1. Adjusted EBITDA Margin is Adj. EBITDA divided by oil, natural gas, and natural gas liquids revenue.

36 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. Non-GAAP Reconciliations (cont.) 37 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI Adjusted Free Cash Flow (Unaudited for All Periods) Three Months Ended March 31, December 31, March 31, 2025 2024 2024 Net Cash Provided by Operating Activities $ 28,371,008 $ 47,279,681 $ 45,189,169 Adjustments - Condensed Statements of Cash Flows Changes in operating assets and liabilities 9,784,999 (5,073,676) 6,758,004 Transaction costs - executed A&D 1,776 21,017 3,539 Income tax expense (benefit) - current 136,393 71,280 102,633 Capital expenditures (32,451,531) (37,633,168) (36,261,008) Proceeds from divestiture of equipment for oil and natural gas properties — 121,232 — Credit loss expense (17,917) 26,747 (163,840) Loss (gain) on disposal of assets — — (38,355) Other income (8,942) (80,970) (25,686) Adjusted Free Cash Flow $ 5,815,786 $ 4,732,143 $ 15,564,456 (Unaudited for All Periods) Three Months Ended March 31, December 31, March 31, 2025 2024 2024 Adjusted EBITDA $ 46,437,553 $ 50,932,732 $ 62,024,257 Net interest expense (excluding amortization of deferred financing costs) (8,170,235) (8,688,653) (10,198,793) Capital expenditures (32,451,531) (37,633,168) (36,261,008) Proceeds from divestiture of equipment for oil and natural gas properties — 121,232 — Adjusted Free Cash Flow $ 5,815,787 $ 4,732,143 $ 15,564,456 -

Non-GAAP Reconciliations (cont.)

Leverage Ratio (Current Period End)

	(Unaudited) Three Months Ended June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	Last Four Quarters
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ 22,418,994	$ 33,878,424	$ 5,657,519	$ 9,110,738	$ 71,065,675
Plus: Consolidated interest expense	10,801,194	10,610,539	9,987,731	9,408,728	40,808,192
Plus: Income tax provision (benefit)	6,820,485	10,087,954	1,803,629	3,041,177	21,753,245
Plus: Depreciation, depletion and amortization	24,699,421	25,662,123	24,548,849	22,615,983	97,526,376
Plus: non-cash charges acceptable to Administrative Agent	1,664,064	(26,228,108)	8,994,957	2,392,703	(13,176,384)
Consolidated EBITDAX	**$ 66,404,158**	**$ 54,010,932**	**$ 50,992,685**	**$ 46,569,329**	**$ 217,977,104**
Plus: Pro Forma Acquired Consolidated EBITDAX	10,329,116	7,838,163	5,244,078	7,392,359	30,803,716
Less: Pro Forma Divested Consolidated EBITDAX	(469,376)	(600,460)	77,819	8,855	(983,162)
Pro Forma Consolidated EBITDAX	**$ 76,263,898**	**$ 61,248,635**	**$ 56,314,582**	**$ 53,970,543**	**$ 247,797,658**
Non-cash charges acceptable to Administrative Agent:					
Asset retirement obligation accretion	$ 352,184	$ 354,195	$ 323,085	$ 326,549	
Unrealized loss (gain) on derivative assets	(765,898)	(26,614,390)	6,999,552	375,196	
Share-based compensation	2,077,778	32,087	1,672,320	1,690,958	
Total non-cash charges acceptable to Administrative Agent	$ 1,664,064	$ (26,228,108)	$ 8,994,957	$ 2,392,703	

	As of March 31, 2025	Corresponding Leverage Ratio
Leverage Ratio Covenant:		
Revolving line of credit	$ 460,000,000	1.86
Lime Rock deferred payment	10,000,000	0.04
Consolidated Total Debt	470,000,000	1.90
Pro Forma Consolidated EBITDAX	247,797,658	
Leverage Ratio	**1.9**	
Maximum Allowed	≤ 3.00x	

Leverage Ratio (Comparative Period End)

	(Unaudited) Three Months Ended June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	Last Four Quarters
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ 28,791,605	$ (7,539,222)	$ 50,896,479	$ 5,515,377	$ 77,664,239
Plus: Consolidated interest expense	10,471,062	11,301,328	11,506,908	11,420,400	44,699,698
Plus: Income tax provision (benefit)	(6,356,295)	(3,411,336)	7,862,930	1,728,886	(175,815)
Plus: Depreciation, depletion and amortization	20,792,932	21,989,034	24,556,654	23,792,450	91,131,070
Plus: non-cash charges acceptable to Administrative Agent	(470,875)	36,396,867	(29,695,076)	19,627,646	25,858,562
Consolidated EBITDAX	**$ 53,228,429**	**$ 58,736,671**	**$ 65,127,895**	**$ 62,084,759**	**$ 239,177,754**
Plus: Pro Forma Acquired Consolidated EBITDAX	9,542,529	4,810,123	—	—	14,352,652
Less: Pro Forma Divested Consolidated EBITDAX	(357,122)	(672,113)	(66,463)	40,474	(1,055,224)
Pro Forma Consolidated EBITDAX	**$ 62,413,836**	**$ 62,874,681**	**$ 65,061,432**	**$ 62,125,233**	**$ 252,475,182**
Non-cash charges acceptable to Administrative Agent:					
Asset retirement obligation accretion	$ 353,878	$ 354,175	$ 351,786	$ 350,834	
Unrealized loss (gain) on derivative assets	(3,085,065)	33,871,957	(32,505,544)	17,552,980	
Share-based compensation	2,260,312	2,170,735	2,458,682	1,723,832	
Total non-cash charges acceptable to Administrative Agent	$ (470,875)	$ 36,396,867	$ (29,695,076)	$ 19,627,646	

	As of March 31, 2024
Leverage Ratio Covenant:	
Revolving line of credit	$ 422,000,000
Pro Forma Consolidated EBITDAX	252,475,182
Leverage Ratio	**1.67**
Maximum Allowed	≤ 3.00x

38 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Adjusted Cash Flow from Operations (ACFFO)

	(Unaudited for All Periods) Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Net Cash Provided by Operating Activities	$ 28,371,008	$ 47,279,681	$ 45,189,169
Changes in operating assets and liabilities	9,784,999	$ (5,073,676)	6,758,004
Adjusted Cash Flow from Operations	$ 38,156,007	$ 42,206,005	$ 51,947,173

G&A Reconciliations

	(Unaudited for All Periods) Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
General and administrative expense (G&A)	$ 8,619,976	$ 8,035,977	$ 7,469,222
Shared-based compensation	1,690,958	1,672,320	1,723,832
G&A excluding share-based compensation	6,929,018	6,363,657	5,745,390
Transaction costs - executed A&D	1,776	21,017	3,539
G&A excluding share-based compensation and transaction costs	$ 6,927,242	$ 6,342,640	$ 5,741,851

Cash Return on Capital Employed (CROCE)

	As of and for the twelve months ended		
	December 31, 2024	December 31, 2023	December 31, 2022
Total long term debt (i.e. revolving line of credit)	$385,000,000	$425,000,000	$415,000,000
Total stockholders' equity	858,639,982	786,582,900	661,103,391
Average debt	405,000,000	420,000,000	352,500,000
Average stockholders' equity	822,611,441	723,843,146	480,863,799
Average debt and stockholders' equity	$1,227,611,441	$1,143,843,146	$833,363,799
Net Cash Provided by Operating Activities	$194,423,712	$198,170,459	$196,976,729
Less change in WC (Working Capital)	(888,089)	1,180,748	24,091,577
Adjusted Cash Flows From Operations (ACFFO)	$195,311,801	$196,989,711	$172,885,152
CROCE (ACFFO)/(Average D+E)	15.9 %	17.2 %	20.7 %

PV-10

	Oil (Bbl)	Gas (Mcf)	Natural Gas Liquids (Bbl)	Net (Boe)	PV-10
Balance, December 31, 2023	82,141,277	146,396,322	23,218,564	129,759,229	$ 1,647,031,127
Purchase of minerals in place	—	—	—	—	
Extensions, discoveries and improved recovery	11,495,236	10,630,769	2,738,451	16,005,482	
Sales of minerals in place	(1,140,568)	(56,020)	(16,361)	(1,166,266)	
Production	(4,861,628)	(6,423,674)	(1,258,814)	(7,191,054)	
Revisions of previous quantity estimates	(6,730,246)	(730,235)	3,621,245	(3,230,707)	
Balance, December 31, 2024	$80,904,071	149,817,16	28,303,085	$ 134,176,684	$ 1,462,827,136

39 Ring Energy, Inc. Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI

Ring Energy, Inc. Non-GAAP Reconciliations (cont.) 40 Value Focused Proven Strategy | May 8, 2025 | NYSE American: REI All-In Cash Operating Costs Cash Operating Margin (Unaudited for All Periods) Three Months Ended March 31, December 31, March 31, 2025 2024 2024 All-In Cash Operating Costs: Lease operating expenses (including workovers) $ 19,677,552 $ 20,326,216 $ 18,360,434 G&A excluding share-based compensation 6,929,018 6,363,657 5,745,390 Net interest expense (excluding amortization of deferred financing costs) 8,170,235 8,688,653 10,198,793 Operating lease expense 175,091 175,090 175,091 Oil and natural gas production taxes 3,584,455 3,857,147 4,428,303 Ad valorem taxes 1,532,108 2,421,595 2,145,631 Gathering, transportation and processing costs 203,612 130,230 166,054 All-in cash operating costs $ 40,272,071 $ 41,962,588 $ 41,219,696 Boe 1,655,259 1,808,493 1,732,057 All-in cash operating costs per Boe $ 24.33 $ 23.20 $ 23.80 (Unaudited for All Periods) Three Months Ended March 31, December 31, March 31, 2025 2024 2024 Cash Operating Margin Realized revenues per Boe $ 47.78 $ 46.14 $ 54.56 All-in cash operating costs per Boe 24.33 23.20 23.80 Cash Operating Margin per Boe $ 23.45 22.94 30.76 -